                                                                    EXHIBIT 10.1

FOURTH AMENDMENT attached to and made a part of that certain Lease dated September 10, 1991, between FIRST INDUSTRIAL MORTGAGE PARTNERSHIP, L.P., successor in interest to WS Development Company, as Landlord, and SOMANETICS CORPORATION, as Tenant, covering Premises at 1653 E. Maple Road, Troy, Michigan.

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NOTWITHSTANDING anything to the contrary contained in the Lease, Agreement,
Addenda to Lease, Termination of Agreement, and Extension of Lease to which this Fourth Amendment is attached to and made a part thereof, the Landlord and Tenant agree as follows:

1. The Term of the Lease shall be extended three (3) years, commencing January 1, 2001 and terminating December 31, 2003.

2. The minimum net rent for said extended three (3) year Term shall be Five Hundred Ninety-Four Thousand One Hundred Eighty-Seven and 80/100 Dollars ($594,187.80) payable in monthly installments in advance as follows:

                       Months           Monthly Base Rent
                       ------           -----------------
                       1-12             $16,179.47
                       13-24            $16,503.06
                       25-36            $16,833.12

3. Landlord, at no cost to Tenant, shall maintain and repair the roof as Landlord deems necessary for the term of this renewal.

4. Notwithstanding the provisions of Section 1 of this Fourth Amendment to the contrary, and provided that Tenant is not in material default under this Lease, if Tenant is acquired by an independent third party at any time during the three (3) year extension Term contemplated by this Fourth Amendment, Tenant shall have a single option to terminate the Term of this Lease by giving written notice to Landlord of such acquisition and termination election at least sixty (60) days prior to the closing of such acquisition. If the termination notice is duly given by Tenant, the termination shall be effective as follows: (i) if the acquisition closing occurs on or before December 31, 2002, the termination shall be effective on the later of (1) December 31, 2002, or (2) sixty (60) days after delivery by Tenant of its acquisition/ termination election notice; and
     (ii) if the acquisition closing occurs on or after January 1, 2003, the termination shall be effective on the later of (1) the date that the acquisition closing occurs, or (2) sixty (60) days after delivery by Tenant of its acquisition/termination election notice. For purposes of this
     Section 3, Tenant shall be deemed "acquired" if it is a constituent corporation in a statutory merger, or substantially all of the assets of Tenant are acquired, or a controlling interest in the voting stock of Tenant is acquired.

All other terms and conditions of said Lease, Agreement, Addenda to Lease, Termination of Agreement and Extension of Lease to remain in full force and effect unless in conflict with the terms and conditions of this Fourth Amendment shall prevail and control.

                                 LANDLORD:
                                 FIRST INDUSTRIAL MORTGAGE
                                 PARTNERSHIP, L.P., a
                                 Delaware limited
                                 partnership, successor in
                                 interest to WS Development Company

                                 By:      First Industrial Mortgage Corporation,
                                          a Maryland corporation
                                 Its:     General Partner

                                        /s/ Richard S. Czerwinski
                                        -------------------------
                                 By:    Richard S. Czerwinski, Regional Director

                                 TENANT:
                                 SOMANETICS CORPORATION, a Michigan corporation

                                 By:    /s/ Bruce J. Barrett
                                        -------------------------
Dated:  April 13, 2000           Its:   President & CEO